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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 AUGUST 14, 2001
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                        (Date of earliest event reported)


                                   MCSi, INC.
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             (Exact name of registrant as specified in its charter)


MARYLAND                            000-21561                     31-1001529
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(State or other jurisdiction   (Commission File Number)          (IRS Employer
     of incorporation)                                       Identification No.)



4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO                           45429
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(Address of principal executive offices)                           (Zip Code)


                                 (937) 291-8282
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
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              (Former name, former address and former fiscal year,
                         if changed since last report)





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ITEM 5.           OTHER EVENTS

         Attached as Exhibit 1.1 is the Underwriting Agreement between
MCSi, Inc. (the "Company') and Friedman, Billings, Ramsey & Co. Inc. and William Blair & Company, L.L.C., dated August 14, 2001, in connection with the public offering of 4,000,000 shares of common stock of the Company pursuant to the Company's Prospectus Supplement dated August 14, 2001 to the Prospectus dated February 2, 2001. An affiliate of PNC Bank, the principal lender on the Company's $181 million credit facility, owns slightly less than five percent of the common stock of Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co. Inc., the lead underwriter in the public offering. PNC Bank and Friedman, Billings, Ramsey Group have an existing strategic alliance and have agreed to work together on an arms-length basis to refer potential business to each other.

         Exhibit 1.1 is incorporated by reference in the Company's Registration Statement on Form S-3 (File No. 333-90259). Also attached as Exhibit 99.1 is a copy of the press release issued by the Company on August 15, 2001 regarding the pricing of the public offering of the shares.




ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (a)      Financial Statements.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits:

                  1.1 Underwriting Agreement between MCSi, Inc. and Friedman, Billings, Ramsey & Co. Inc. and William Blair & Company, L.L.C., dated August 14, 2001

                  99.1     Press Release dated August 15, 2001



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MCSi, INC.



Date: August 15,  2001              By:     /s/ IRA H. STANLEY
                                            ----------------------
                                            Ira H. Stanley
                                            Chief Financial Officer